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                                                                   EXHIBIT 23.03


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. (the "Company") on Form S-4 of our report, with respect to the consolidated financial statements of Pyxis Corporation (not presented) dated August 2, 1996, appearing in the Company's Current Report on Form 8-K/A dated September 28, 1998.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of such Registration Statement.


                                            /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

San Diego, California
December 11, 1998